Exhibit 4.15

AMBIT BIOSCIENCES CORPORATION

SECOND WARRANT AMENDMENT AGREEMENT

This SECOND WARRANT AMENDMENT AGREEMENT (this “Amendment”) is made as of October 25, 2012, by and among AMBIT BIOSCIENCES CORPORATION, a Delaware corporation (the “Company”) and the other parties set forth on the signature pages hereto (the “Holders”), each of whom is a party to either (a) that certain Series D-2 and Series D-3 Preferred Stock and Warrant Purchase Agreement, dated May 9, 2011, by and among the Company and the individuals and entities listed on the Schedule of Purchasers attached thereto (as amended from time to time, the “Purchase Agreement”) or (b) that certain Subscription Agreement, dated May 17, 2011, by and among the Company, Ambit Biosciences (Canada) Corporation (“Ambit Canada”) and GrowthWorks Canadian Fund Ltd. (as amended from time to time, the “Subscription Agreement”).

RECITALS

WHEREAS, Section 12 of each of the warrants issued pursuant to the Purchase Agreement and the Subscription Agreement, as applicable, (collectively, the “Warrants”) provides that any term of the Warrants may be amended or waived with the written consent of the Company and the holders of at least 60% of the outstanding Shares, including Apposite Healthcare Fund LP (the “Requisite Purchasers”); and

WHEREAS, the undersigned constitute the Requisite Purchasers and desire to amend the Warrants as set forth herein.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Section 7 of each Warrant is hereby amended to add the following sentence as the last sentence of such Section 7:

“Notwithstanding Section 2(a), in the event the Holder, or any of its Affiliates (as defined in Article IV, Section E.4(n) of the Company’s Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on or about October 26, 2012 (as amended from time to time, the “Charter”)) becomes a Non-participating Purchaser, Non-participating Holder, Non-participating Canadian Purchaser or Defaulting Preferred Holder (each as defined in the Charter), this Warrant shall immediately terminate.”

2. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3. This Amendment shall be governed by and construed under the laws of the State of California, as applied to agreements among California residents entered into and to be performed entirely within California.

4. Except as specifically amended by this Amendment, all other terms and conditions of the Warrants shall remain in full force and effect in accordance with their terms without modification.

[Remainder of Page Intentionally Left Blank]

2.

IN WITNESS WHEREOF, the parties hereto have executed the Amendment as of the date set forth in the first paragraph hereof.

COMPANY:

AMBIT BIOSCIENCES CORPORATION

Signature:	/s/ Michael A. Martino

Print Name:	Michael A. Martino

Title:	President and CEO

Address: 4215 Sorrento Valley Blvd. San Diego, CA 92121

[Signature Page to Second Warrant Amendment Agreement]

IN WITNESS WHEREOF, the parties hereto have executed the Amendment as of the date set forth in the first paragraph hereof.

HOLDERS:

APPOSITE HEALTHCARE FUND LP

ACTING BY ITS MANAGER, APPOSITE CAPITAL

By:	/s/ A P Marchington

Name:	A P Marchington

Title:	Partner

[Signature Page to Second Warrant Amendment Agreement]

IN WITNESS WHEREOF, the parties hereto have executed the Amendment as of the date set forth in the first paragraph hereof.

HOLDERS:

FORWARD VENTURES IV, L.P.
BY: FORWARD IV ASSOCIATES LLC
AS: GENERAL PARTNER

By:	/s/ Standish Fleming

Name:	Standish Fleming

Title:	Managing Member

FORWARD VENTURES IV B, L.P.
BY: FORWARD IV ASSOCIATES LLC
AS: GENERAL PARTNER

By:	/s/ Standish Fleming

Name:	Standish Fleming

Title:	Managing Member

[Signature Page to Second Warrant Amendment Agreement]

IN WITNESS WHEREOF, the parties hereto have executed the Amendment as of the date set forth in the first paragraph hereof.

HOLDERS:

GENECHEM THERAPEUTICS VENTURE FUND L.P.

By:	/s/ Louis Lacasse

Name:	Louis Lacasse

Title:	President

[Signature Page to Second Warrant Amendment Agreement]

IN WITNESS WHEREOF, the parties hereto have executed the Amendment as of the date set forth in the first paragraph hereof.

HOLDERS:

GROWTHWORKS CANADIAN FUND, LTD.

By:	/s/ Tim Lee

Name:	Tim Lee

Title:	SVP Investments

[Signature Page to Second Warrant Amendment Agreement]

IN WITNESS WHEREOF, the parties hereto have executed the Amendment as of the date set forth in the first paragraph hereof.

HOLDERS:

GIMV NV

By:	/s/ Edmond Bastijns

Name:	Edmond Bastijns

Title:	GIMV Partner

By:	/s/ Koen Dejonckheere

Name:	Koen Dejonckheere

Title:	CEO

ADVIESBEHEER GIMV LIFE SCIENCES 2004 NV

By:	/s/ Edmond Bastijns

Name:	Edmond Bastijns

Title:	GIMV Partner

By:	/s/ Koen Dejonckheere

Name:	Koen Dejonckheere

Title:	CEO

[Signature Page to Second Warrant Amendment Agreement]

IN WITNESS WHEREOF, the parties hereto have executed the Amendment as of the date set forth in the first paragraph hereof.

HOLDERS:

HORIZON TECHNOLOGY FUNDING COMPANY II LLC

By:	/s/ Robert D. Pomeroy, Jr.

Name:	Robert D. Pomeroy, Jr.

Title:	Chief Executive Officer

[Signature Page to Second Warrant Amendment Agreement]

IN WITNESS WHEREOF, the parties hereto have executed the Amendment as of the date set forth in the first paragraph hereof.

HOLDERS:

MEDIMMUNE VENTURES, INC.

By:	/s/ Ron Laufer

Name:	Ron Laufer

Title:	SR. Managing Director

[Signature Page to Second Warrant Amendment Agreement]

IN WITNESS WHEREOF, the parties hereto have executed the Amendment as of the date set forth in the first paragraph hereof.

HOLDERS:

ORBIMED PRIVATE INVESTMENTS III, LP
BY: ORBIMED CAPITAL GP III LLC, ITS GENERAL PARTNER

By:	/s/ Jonathan Silverstein

Name:	Jonathan Silverstein

Title:	Member

ORBIMED ASSOCIATES III, LP
BY: ORBIMED CAPITAL GP III LLC, ITS GENERAL PARTNER

By:	/s/ Jonathan Silverstein

Name:	Jonathan Silverstein

Title:	Member

[Signature Page to Second Warrant Amendment Agreement]

IN WITNESS WHEREOF, the parties hereto have executed the Amendment as of the date set forth in the first paragraph hereof.

HOLDERS:

PERSEUS-SOROS BIOPHARMACEUTICAL FUND, LP

By:	/s/ Lloyd Appel

Name:	Lloyd Appel

Title:	CFO

[Signature Page to Second Warrant Amendment Agreement]

IN WITNESS WHEREOF, the parties hereto have executed the Amendment as of the date set forth in the first paragraph hereof.

HOLDERS:

PHARMABIO DEVELOPMENT INC.

By:	/s/ Michael Troullis

Name:	Michael Troullis

Title:	President

[Signature Page to Second Warrant Amendment Agreement]

IN WITNESS WHEREOF, the parties hereto have executed the Amendment as of the date set forth in the first paragraph hereof.

HOLDERS:

RADIUS VENTURE PARTNERS III, L.P.

By:	/s/ Jordan S. Davis

Name:	Jordan S. Davis

Title:	Managing Member

RADIUS VENTURE PARTNERS III QP, L.P.

By:	/s/ Jordan S. Davis

Name:	Jordan S. Davis

Title:	Managing Member

RADIUS VENTURE PARTNERS III (OHIO), L.P.

By:	/s/ Jordan S. Davis

Name:	Jordan S. Davis

Title:	Managing Member

[Signature Page to Second Warrant Amendment Agreement]

IN WITNESS WHEREOF, the parties hereto have executed the Amendment as of the date set forth in the first paragraph hereof.

HOLDERS:

ROCHE FINANCE LTD

By:	/s/ Carole Nuechterlein

Name:	Carole Nuechterlein

Title:	Authorized Signatory

By:	/s/ Andreas Knierzinger

Name:	Andreas Knierzinger

Title:	Authorized Signatory

[Signature Page to Second Warrant Amendment Agreement]